Grant of Options and RSUs and PDMR Dealings

April 4, 2019, LONDON - Verona Pharma plc (AIM:VRP) (Nasdaq:VRNA) (“Verona Pharma”), a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for respiratory diseases, announces that, on April 1, 2019, it granted the following options over ordinary shares of £0.05 each (the “Ordinary Shares”) and American Depositary Shares (“ADS”) and restricted share units (“RSUs”) and Restricted American Depositary Share Units (“RADSUs”) to directors and employees of Verona Pharma under and in accordance with Verona Pharma’s 2017 Incentive Award Plan (which is set out in Verona Pharma’s 2018 annual report and 20-F):

•	2,592,322 options to purchase Ordinary Shares;

•	163,841 options to purchase ADSs, representing 1,310,728 Ordinary Shares;

•	523,392 RSUs; and

•	27,138 RADSUs, representing 217,104 Ordinary Shares.

Each RSU and RADSU represents an unfunded, unsecured right to receive, on the applicable settlement date, one Ordinary Share or the equivalent number of ADSs, as applicable, or an amount in cash or other consideration. Except where the context indicates otherwise, references hereunder to the Ordinary Shares shall be deemed to include a number of ADSs equal to an Ordinary Share. No consideration was paid in respect of the grant of awards.
PDMR Dealings
Verona Pharma notifies the following transactions by persons discharging managerial responsibilities (“PDMRs”) in its Ordinary Shares through the grant of options over Ordinary Shares and ADSs and RSUs under and in accordance with Verona Pharma’s 2017 Incentive Award Plan.

Name	Options over	RSUs and RADSUs
Dr. Jan-Anders Karlsson, CEO	1,026,944 Ordinary Shares	266,424 RSUs
Piers Morgan, CFO	359,430 Ordinary Shares	93,247 RSUs
Dr. Kathleen Rickard, CMO	70,000 ADSs (representing 560,000 Ordinary Shares)	15,000 RADSUs (representing 120,000 RSUs)
Claire Poll, Legal Counsel	256,735 Ordinary Shares	66,603 RSUs

The options over Ordinary Shares have an exercise price of £0.58 per Ordinary Share, being the closing mid-market price on March 29, 2019. The options over ADSs have an exercise price of £4.64 per ADS, on the basis that each ADS represents 8 ordinary shares. The RSUs also have a value of £0.58 per RSU and the RADSUs have a value of £4.64 per RADSU.
The options, RSUs and RADSUs set forth in the table above will vest as to 50% of the Ordinary Shares or ADSs (as appropriate) in three substantially equal annual instalments following the grant date and as to 50% of the Ordinary Shares or ADSs (as appropriate) in four substantially equal annual instalments following the grant date.

The notification of dealing form in respect of option/RSU awards for each PDMR can be found below.

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Dr. Jan-Anders Karlsson
2	Reason for the notification
a)	Position/status	Chief Executive Officer
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	LEI	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 5 pence each ISIN Code: GB00BYW2KH80
b)	Nature of the transaction	Issue of options over Ordinary Shares
c)	Price(s) and volume(s)	Price(s) : Exercise Price: £0.58 Volume(s) : Options over 1,026,944 Ordinary Shares
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	1 April 2019
f)	Place of the transaction	London Stock Exchange, AIM
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 5 pence each ISIN Code: GB00BYW2KH80
b)	Nature of the transaction	Grant of RSUs, each of which represents an unfunded, unsecured right to receive, on the applicable settlement date, one Ordinary Share or an amount in cash or other consideration
c)	Price(s) and volume(s)	Price(s) : No consideration Volume(s) : 266,424
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	1 April 2019
f)	Place of the transaction	London Stock Exchange, AIM

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Piers Morgan
2	Reason for the notification
a)	Position/status	Chief Financial Officer
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	LEI	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 5 pence each ISIN Code: GB00BYW2KH80
b)	Nature of the transaction	Issue of options over Ordinary Shares
c)	Price(s) and volume(s)	Price(s) : Exercise Price: £0.58 Volume(s) : Options over 359,430 Ordinary Shares
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	1 April 2019
f)	Place of the transaction	London Stock Exchange, AIM
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 5 pence each ISIN Code: GB00BYW2KH80
b)	Nature of the transaction	Grant of RSUs, each of which represents an unfunded, unsecured right to receive, on the applicable settlement date, one Ordinary Share or an amount in cash or other consideration
c)	Price(s) and volume(s)	Price(s) : No consideration Volume(s) : 93,247
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	1 April 2019
f)	Place of the transaction	London Stock Exchange, AIM

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Dr. Kathleen Rickard
2	Reason for the notification
a)	Position/status	Chief Medical Officer
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	LEI	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code
American Depositary Shares (“ADSs”), representing ordinary shares of 5p each, on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6.
ISIN Code: GB00BYW2KH80

b)	Nature of the transaction	Issue of options over Ordinary Shares
c)	Price(s) and volume(s)	Price(s) : Exercise Price: £4.64 Volume(s) : Options over 70,000 ADSs (representing 560,000 Ordinary Shares)
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	1 April 2019
f)	Place of the transaction	NASDAQ
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	ADSs ISIN Code: US9250501064
b)	Nature of the transaction	Grant of RSUs, each of which represents an unfunded, unsecured right to receive, on the applicable settlement date, one Ordinary Share or an amount in cash or other consideration
c)	Price(s) and volume(s)	Price(s) : No consideration Volume(s) : 15,000 (representing 120,000 Ordinary Shares)
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	1 April 2019
f)	Place of the transaction	NASDAQ

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Claire Poll
2	Reason for the notification
a)	Position/status	Legal Counsel
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	LEI	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 5 pence each ISIN Code: GB00BYW2KH80
b)	Nature of the transaction	Issue of options over Ordinary Shares
c)	Price(s) and volume(s)	Price(s) : Exercise Price: £0.58 Volume(s) : Options over 256,735 Ordinary Shares
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	1 April 2019
f)	Place of the transaction	London Stock Exchange, AIM
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 5 pence each ISIN Code: GB00BYW2KH80
b)	Nature of the transaction	Grant of RSUs, each of which represents an unfunded, unsecured right to receive, on the applicable settlement date, one Ordinary Share or an amount in cash or other consideration
c)	Price(s) and volume(s)	Price(s) : No consideration Volume(s) : 66,603
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	1 April 2019
f)	Place of the transaction	London Stock Exchange, AIM

For further information, please contact:

Verona Pharma plc	Tel: +44 (0)20 3283 4200
Jan-Anders Karlsson, Chief Executive Officer	info@veronapharma.com
Victoria Stewart, Director of Communications
Stifel Nicolaus Europe Limited (Nominated Adviser and UK Broker)	Tel: +44 (0) 20 7710 7600
Stewart Wallace / Jonathan Senior / Ben Maddison